UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 14, 2011

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Meeting Date for Annual Meeting of the Stockholders of True Religion Apparel, Inc.

The 2011 Annual Meeting of Stockholders of True Religion Apparel, Inc. (the “Company”) has been scheduled for Wednesday, April 27, 2011 at 9:00 a.m., local time, at the Company’s offices located at 2263 East Vernon Avenue, Vernon, California 90058.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

Because the date of the 2011 Annual Meeting of Stockholders is more than 30 days before the anniversary of the date of the 2010 Annual Meeting, in accordance with the requirements for advance notice set forth in the Company’s bylaws, a stockholder that desires to nominate a director candidate or introduce a stockholder proposal from the floor of the 2011 Annual Meeting of Stockholders, must submit that proposal or nomination in writing to the Company’s Assistant Secretary at the address below no later than January 27, 2011.  The written proposal or nomination must comply with the Company’s bylaws. The Chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or the nomination of any person made after January 27, 2011, or that does not comply with the Company’s bylaws. Any stockholder proposal or nomination must be delivered to the Company’s Assistant Secretary at True Religion Apparel, Inc., c/o Office of Assistant Secretary, 2263 E. Vernon Avenue, Vernon, California 90058.

The deadline for submitting a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders, set in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, was January 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2011	TRUE RELIGION APPAREL, INC.

	By:	/s/ Peter F. Collins
	Name:	Peter F. Collins
	Title:	Chief Financial Officer